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                                                                    Exhibit 99.1


                    STEWART INFORMATION SERVICES CORPORATION

                             DETAILS OF INVESTMENTS
                    SEPTEMBER 30, 2001 AND DECEMBER 31, 2000









                                                                              SEP 30      DEC 31
                                                                               2001        2000
                                                                             ---------   --------
                                                                                ($000 Omitted)
      Investments, at market, partially restricted:
          Short-term investments                                                61,031     53,748
          U. S. Treasury and agency obligations                                 29,255     22,661
          Municipal bonds                                                      143,225    134,894
          Mortgage-backed securities                                            24,159     16,047
          Corporate bonds                                                      114,303     78,683
          Equity securities                                                      9,873      6,107
                                                                             ---------   --------
            TOTAL  INVESTMENTS                                                 381,846    312,140
                                                                             =========   ========







NOTE: The total appears as the sum of three amounts on the condensed consolidated balance sheets presented on page 2: (1) `short-term investments',
(2) `investments - statutory reserve funds' and (3) `investments - other'.